Exhibit 99.1

WisdomTree Announces First Quarter 2018 Results

$9.4 million net income, or $11.3 million as adjusted

$0.07 diluted EPS for the quarter, or $0.08 as adjusted

Declares $0.03 quarterly dividend

New York, NY – (GlobeNewswire) – April 27, 2018 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $9.4 million or $0.07 diluted EPS in the first quarter. Excluding acquisition-related costs, adjusted net income (a non-GAAP measure1) was $11.3 million1 or $0.08 diluted EPS1. This compares to net income of $6.9 million or $0.05 diluted EPS in the first quarter of last year and net income of $0.2 million or $0.00 diluted EPS (as adjusted, $5.2 million1 or $0.04 diluted EPS1) in the fourth quarter of 2017.

WisdomTree CEO and President Jonathan Steinberg said, “There are several things I am excited about, despite the weakness of the U.S. dollar pressuring our largest exposures. First, we continue to see material improvement in our net flow breadth and depth, with diversified inflows into a record number of our U.S. funds. Second, WisdomTree is continuing to work with more advisors than ever before – providing more solutions options to help them grow their businesses. This includes our innovative product offering and performance track records, our expanded distribution reach on multiple platforms, our ongoing refinement to our portfolio construction tool (DPD) and our continued laser focus on technology-driven initiatives. And lastly, after the closing of the ETF Securities acquisition, I have never been more confident in WisdomTree’s competitive positioning in Europe, the second largest ETF market, and our strong growth outlook overall.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017	Dec. 31, 2017	Mar. 31, 2017
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$42.9	$46.8	$41.9	(8.4%)	2.3%
Net inflows/(outflows)	$(2.2)	$0.3	$(0.1)	n/a	n/a
Average AUM	$45.6	$46.0	$41.3	(0.9%)	10.5%
Average advisory fee	0.49%	0.50%	0.50%	(0.01)	(0.01)
Market share of industry inflows	n/a	0.2%	n/a	n/a	n/a

European listed ETPs ($, in millions):
AUM	$1,737.5	$1,804.2	$1,351.0	(3.7%)	28.6%
Net inflows/(outflows)	$(98.7)	$(65.7)	$320.1	50.1%	n/a
Average AUM	$1,781.0	$1,764.6	$1,209.1	0.9%	47.3%
Average advisory fee	0.60%	0.61%	0.64%	(0.01)	(0.04)

Canadian listed ETFs ($, in millions):
AUM	$337.6	$305.5	$72.9	10.5%	363.0%
Net inflows/(outflows)	$50.8	$15.0	$—	237.7%	n/a
Average AUM	$325.0	$270.9	$71.2	20.0%	356.2%
Average advisory fee	0.39%	0.30%	0.46%	0.09	(0.07)

Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Advisory fees	$58.8	$60.8	$53.3	-3.4%	10.3%
Net income	$9.4	$0.2	$6.9	n/a	37.0%
Diluted earnings per share	$0.07	$0.00	$0.05	$0.07	$0.02
Pre-tax margin	23.4%	9.2%	27.1%	14.2	-3.7
Non-GAAP[1]:
Net income, as adjusted	$11.3	$5.2	$—	117.3%	n/a
Diluted earnings per share, as adjusted	$0.08	$0.04	$—	$0.04	n/a
Pre-tax margin, as adjusted	26.8%	17.1%	—	9.7	n/a

U.S. Business segment
Gross margin[1]	83.8%[2]	83.9%[2]	83.7%[2]	-0.1	0.1
Pre-tax margin	30.8%	15.2%	34.2%	15.6	-3.4
Pre-tax margin, as adjusted[1]	32.9%	23.5%	—	9.4	n/a

Recent Business Developments

Company News

•	In February 2018, the Company announced that it entered into an agreement with Premia Partners, a Hong Kong-based investment firm that focuses on ETFs and smart beta solutions to bolster ETF presence among institutional investors.

•	In March 2018, the Company announced that WisdomTree’s Head of Europe David Abner received ETF.com’s Lifetime Achievement Award and the WisdomTree Balanced Income Fund (WBAL) was named Best New Asset Allocation ETF.

•	In April 2018, the Company announced that it completed the acquisition of the European exchange-traded commodity, currency and short-and-leveraged business (“ETFS”) of ETF Securities Limited, with approximately $18 billion in assets under management; the Company announced that WisdomTree’s Advisor Solutions platform was named Fund Innovation of the Year and the WisdomTree Dynamic Long/Short U.S. Equity Fund (DYLS) was named Alternative ETF of the Year at the 2018 Mutual Fund Industry Awards; and the Company announced that industry veteran Brian T. Shea was appointed to the Company’s Board of Directors.

U.S. Listed Product News

•	In February 2018, the Company announced the closing and liquidation of nine WisdomTree ETFs.

European Listed Product News

•	In February 2018, the Company announced a collaboration with Directa SIM, a leading Italian financial brokerage company.

Canadian Listed Product News

•	In April 2018, the Company announced the continued promotion of its first 2018 Canadian ETF Industry Outlook and Quarterly Report.

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) was $42.9 billion at March 31, 2018, down 8.4% from December 31, 2017 due to net outflows and market depreciation. European listed ETPs’ AUM was $1.7 billion at March 31, 2018, down 3.7% from December 31, 2017 due to net outflows and partly offset by market appreciation. Canadian listed ETF’s AUM was $337.6 million at March 31, 2018, up 10.5% from December 31, 2017 due to net inflows and partly offset by market depreciation.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 74.7% of the $42.5 billion invested in our ETFs and 60.0% (42 of 70) of our ETFs covered by Morningstar outperformed their comparable Morningstar average since inception as of March 31, 2018.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

First Quarter Financial Discussion

Revenues

Advisory Fees

Advisory fees of $58.8 million increased 10.3% from the first quarter of 2017 due to an increase in our average global AUM partly offset by lower average U.S. advisory fees due to a change in product mix. Our average global AUM increased primarily due to market appreciation and net inflows into certain of our ETFs partly offset by outflows from our two largest U.S. listed ETFs.

Advisory fees decreased 3.4% from the fourth quarter of 2017 primarily due to a decrease in our average global AUM. Our average global AUM decreased primarily due to market depreciation and net outflows from our two largest U.S. listed ETFs.

Our average U.S. advisory fee decreased to 0.49% from 0.50% during the first and fourth quarter of 2017.

Other Income

Other income decreased 36.5% from the first quarter of 2017 to $0.8 million. The decrease was primarily a result of the realization of losses previously recognized within accumulated other comprehensive income on our short-term investment grade bond portfolio. In addition, the first quarter of 2017 included a reimbursement of fund-related costs of $0.8 million. These items were partly offset by an insurance claim receivable of $0.6 million and paid-in-kind (“PIK”) interest on a note receivable from AdvisorEngine Inc., both of which were recognized in the current quarter. Other income increased 51.3% from the fourth quarter of 2017, primarily due to the previously mentioned insurance receivable claim and accrual of PIK interest, partly offset by the realized losses on our short-term investment grade bond portfolio.

Margins

Gross margin for our U.S. Business segment, which is U.S. advisory fee revenue less U.S. fund management and administration expenses, was 83.8%1 in the first quarter of 2018 as compared to 83.7%1 2 in the first quarter of 2017 and 83.9%1 2 in the fourth quarter of 2017.

Pre-tax margin was 23.4% in the first quarter of 2018 (as adjusted 26.8%1) as compared to 27.1% in the first quarter of 2017 and 9.2% in the fourth quarter of 2017 (as adjusted 17.11). Pre-tax margin for our U.S. Business segment was 30.8% in the first quarter of 2018 (as adjusted 32.9%1) as compared to 34.2% in the first quarter of 2017 and 15.2% in the fourth quarter of 2017 (as adjusted 23.5%1).

Expenses

Total expenses were $45.7 million for the first quarter of 2018, up 14.8% from the first quarter of 2017 and down 18.0% from the fourth quarter of 2017. Included within the first quarter of 2018 and fourth quarter of 2017 were acquisition-related costs of $2.1 million and $4.8 million, respectively.

•	Compensation and benefits expense increased 5.4% from the first quarter of 2017 to $18.8 million. The increase was primarily due to higher accrued incentive compensation and other headcount related expenses. Compensation and benefits expense decreased 26.7% from the fourth quarter of 2017 primarily due to changes in accrued incentive compensation made during the end of the prior year. During the fourth quarter of 2017, we shifted a greater portion of our employees’ incentive compensation to cash from stock and increased the incentive compensation pool to recognize the achievement of certain milestones involving several important strategic initiatives as well as the addition of a key executive. Also, we accelerated the vesting of certain stock-based compensation awards to the end of the prior year that were originally scheduled to vest in the first quarter of 2018. These changes were partly offset by the seasonally higher payroll taxes associated with bonus payments made in the first quarter of 2018. Headcount of our U.S. Business segment was 157, 162 and 163 and our International Business segment was 34, 42 and 47 at March 31, 2018, December 31, 2017 and March 31, 2017, respectively.

•	Fund management and administration expense increased 13.7% from the first quarter of 2017 to $10.9 million primarily attributable to higher average global AUM. This expense decreased 5.7% from the fourth quarter of 2017 largely due to the closure of nine U.S. listed ETFs occurring in the first quarter of 2018, partly offset by higher expenses for our India ETF. We had 81 U.S. listed ETFs, 87 European ETPs and 12 Canadian ETFs at the end of the quarter.

•	Marketing and advertising expense decreased 9.7% from the first quarter of 2017 and 14.3% from the fourth quarter of 2017 to $3.2 million primarily due to lower levels of advertising related activities globally.

•	Sales and business development expense increased 28.7% from the first quarter of 2017 to $3.8 million primarily due to higher spending on sales related activities within our U.S. Business segment. This expense was essentially unchanged from the fourth quarter of 2017.

•	Professional and consulting fees of $1.6 million were essentially unchanged from the first quarter of 2017. These expenses increased 13.6% from the fourth quarter of 2017 primarily due to higher professional fees and corporate consulting related expenses within our U.S. Business segment.

•	Third-party sharing arrangements expense increased 85.1% from the first quarter of 2017 and 59.6% from the fourth quarter of 2017 to $1.7 million primarily due to a new distribution relationship announced in the fourth quarter of 2017.

•	Acquisition-related costs decreased 57.3% from the fourth quarter of 2017 to $2.1 million and include severance and other compensation costs of $0.9 million, professional fees of $0.9 million and integration and other costs of $0.3 million which were incurred in connection with the completion of the ETFS acquisition. Costs incurred in the prior quarter were principally professional fees relating to our entering into a definitive agreement to acquire ETFS. We anticipate incurring additional acquisition and integration-related costs, including a transaction fee of $5.5 million payable upon completion of the ETFS acquisition.

•	Our estimated effective income tax rate for the three months ended March 31, 2018 of 32.3% resulted in income tax expense of $4.5 million. Our tax rate differs from the federal statutory tax rate of 21% (reduced from 35% due to the enactment of the Tax Cuts and Jobs Act) primarily due to a valuation allowance on foreign net operating losses and state and local income taxes, partly offset by tax windfalls associated with the vesting of stock-based compensation awards.

Balance Sheet

As of March 31, 2018, the Company had total assets of $240.0 million which consisted primarily of cash and cash equivalents of $105.7 million, investments of $35.2 million, securities held-to-maturity of $21.3 million, accounts receivable of $20.7 million, a note receivable of $19.2 million and securities owned of $4.6 million. There were approximately 137.8 million shares of the Company’s common stock outstanding as of March 31, 2018. Fully diluted weighted average shares outstanding were 136.5 million for the quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.03 per share of the Company’s common stock. The dividend will be paid on May 23, 2018 to stockholders of record as of the close of business on May 9, 2018.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, April 27, 2018 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Net outflows in our two largest ETFs – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – have had, and in the future could continue to have, a negative impact on our revenues.

•	Over the last few years, we have expanded our business into Europe, Japan and Canada. This expansion subjects us to increased operational, regulatory, financial and other risks.

•	The ETFS acquisition is significant in size relative to our assets and operations and may result in significant changes in our business. Our failure to integrate and manage ETFS successfully could materially and adversely affect our business, results of operations and financial condition.

•	Declining prices of securities, precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity, increase the cost of borrowing or result in our debt being called prior to maturity.

•	We derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to the performance of these products and our ability to maintain the AUM of these products, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Much of our AUM is held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to foreign currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe, Canada and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $63.2 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	Amounts previously reported as gross margin and gross margin percentage of our U.S. Business Segment have been adjusted to conform with our current computation. Gross margin and gross margin percentage of our U.S. Business Segment is now calculated without deducting third-party sharing arrangements. See “Non-GAAP Financial Measurements” below for additional information.

Contact Information:

Investor Relations	Media Relations
WisdomTree Investments, Inc.	WisdomTree Investments, Inc.
Jason Weyeneth, CFA	Jessica Zaloom
+1.917.267.3858	+1.917.267.3735
jweyeneth@wisdomtree.com	jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017	Dec. 31, 2017	Mar. 31, 2017
Revenues:
Advisory fees	$58,756	$60,825	$53,262	-3.4%	10.3%
Other income	849	561	1,337	51.3%	-36.5%

Total revenues	59,605	61,386	54,599	-2.9%	9.2%
Expenses:
Compensation and benefits	18,832	25,706	17,874	-26.7%	5.4%
Fund management and administration	10,912	11,570	9,600	-5.7%	13.7%
Marketing and advertising	3,195	3,726	3,537	-14.3%	-9.7%
Sales and business development	3,813	3,843	2,962	-0.8%	28.7%
Professional and consulting fees	1,636	1,440	1,558	13.6%	5.0%
Occupancy, communications and equipment	1,363	1,313	1,353	3.8%	0.7%
Depreciation and amortization	355	353	337	0.6%	5.3%
Third-party sharing arrangements	1,725	1,081	932	59.6%	85.1%
Acquisition-related costs	2,062	4,832	—	-57.3%	n/a
Other	1,790	1,873	1,624	-4.4%	10.2%

Total expenses	45,683	55,737	39,777	-18.0%	14.8%

Income before taxes	13,922	5,649	14,822	146.5%	-6.1%
Income tax expense	4,498	5,411	7,942	-16.9%	-43.4%

Net income	$9,424	$238	$6,880	n/a	37.0%

Net income per share – basic	$0.07	$0.00	$0.05
Net income per share – diluted	$0.07	$0.00	$0.05
Weighted average common shares – basic	135,329	134,800	134,385
Weighted average common shares – diluted	136,468	136,568	135,509

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

(Unaudited)

The following table sets forth the pre-tax operating results for the Company’s U.S. Business and International Business segments. The U.S. Business segment represents the results of the Company’s U.S. operations and Japan sales office. The results of the Company’s European and Canadian operations are reported as the International Business segment.

U.S. Business Segment

	Three Months Ended			% Change From
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017	Dec. 31, 2017	Mar. 31, 2017
Revenues:
Advisory fees	$55,518	$57,605	$51,026	-3.6%	8.8%
Other income	883	539	1,312	63.8%	-32.7%

Total revenues	56,401	58,144	52,338	-3.0%	7.8%
Expenses:
Compensation and benefits	16,371	23,132	15,070	-29.2%	8.6%
Fund management and administration	8,973	9,247	8,327	-3.0%	7.8%
Marketing and advertising	2,843	3,169	3,069	-10.3%	-7.4%
Sales and business development	3,455	3,427	2,610	0.8%	32.4%
Professional and consulting fees	1,325	1,190	1,322	11.3%	0.2%
Occupancy, communications and equipment	1,225	1,178	1,228	4.0%	-0.2%
Depreciation and amortization	339	339	331	0.0%	2.4%
Third-party sharing arrangements	1,649	1,072	927	53.8%	77.9%
Acquisition-related costs	1,197	4,832	—	-75.2%	n/a
Other	1,653	1,734	1,546	-4.7%	6.9%

Total expenses	39,030	49,320	34,430	-20.9%	13.4%

Income before taxes	$17,371	$8,824	$17,908	96.9%	-3.0%

Pre-tax margin	30.8%	15.2%	34.2%
International Business Segment
	Three Months Ended			% Change From
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017	Dec. 31, 2017	Mar. 31, 2017
Revenues:
Advisory fees	$3,238	$3,220	$2,236	0.6%	44.8%
Other income/(loss)	(34)	22	25	-254.5%	-236.0%

Total revenues	3,204	3,242	2,261	-1.2%	41.7%
Expenses:
Compensation and benefits	2,461	2,574	2,804	-4.4%	-12.2%
Fund management and administration	1,939	2,323	1,273	-16.5%	52.3%
Marketing and advertising	352	557	468	-36.8%	-24.8%
Sales and business development	358	416	352	-13.9%	1.7%
Professional and consulting fees	311	250	236	24.4%	31.8%
Occupancy, communications and equipment	138	135	125	2.2%	10.4%
Depreciation and amortization	16	14	6	14.3%	166.7%
Third-party sharing arrangements	76	9	5	n/a	n/a
Acquisition-related costs	865	—	—	n/a	n/a
Other	137	139	78	-1.4%	75.6%

Total expenses	6,653	6,417	5,347	3.7%	24.4%

Loss before taxes	$(3,449)	$(3,175)	$(3,086)	8.6%	11.8%

Pre-tax margin	n/a	n/a	n/a

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	March 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$105,651	$54,193
Securities owned, at fair value	4,585	66,294
Securities held-to-maturity	1,000	1,000
Accounts receivable	20,732	21,309
Income taxes receivable	2,665	6,978
Prepaid expenses	3,910	3,550
Other current assets	181	1,007

Total current assets	138,724	154,331
Fixed assets, net	10,391	10,693
Note receivable	19,165	18,748
Securities held-to-maturity	20,264	20,299
Deferred tax asset, net	1,053	1,050
Investments, carried at cost	35,187	35,187
Goodwill	1,799	1,799
Intangible asset	12,029	12,085
Other noncurrent assets	1,378	793

Total assets	$239,990	$254,985

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$18,411	$20,099
Compensation and benefits payable	6,199	28,053
Securities sold, but not yet purchased, at fair value	—	950
Accounts payable and other liabilities	9,138	8,246

Total current liabilities	33,748	57,348
Deferred rent payable	4,637	4,686

Total liabilities	38,385	62,034

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 137,751 and 136,996 at March 31, 2018 and December 31, 2017, respectively	1,378	1,370
Additional paid-in capital	218,488	216,006
Accumulated other comprehensive income	1,163	291
Accumulated deficit	(19,424)	(24,716)

Total stockholders’ equity	201,605	192,951

Total liabilities and stockholders’ equity	$239,990	$254,985

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	Mar. 31, 2018	Mar. 31, 2017
Cash flows from operating activities:
Net income	$9,424	$6,880
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Stock-based compensation	3,309	3,421
Realized losses on securities available-for-sale	716	176
Deferred income taxes	(136)	6,302
Paid-in-kind interest income	(416)	—
Depreciation and amortization	355	337
Other	(55)	(56)
Changes in operating assets and liabilities:
Securities owned, at fair value	1,106	1,292
Accounts receivable	606	(1,553)
Income taxes receivable/payable	4,297	177
Prepaid expenses	(360)	127
Other assets	160	64
Acquisition payable	—	(3,538)
Fund management and administration payable	(1,744)	(400)
Compensation and benefits payable	(22,003)	(9,772)
Securities sold, but not yet purchased, at fair value	(950)	(1,222)
Accounts payable and other liabilities	855	212

Net cash (used in)/provided by operating activities	(4,836)	2,447

Cash flows from investing activities:
Purchase of fixed assets	(17)	(193)
Purchase of securities held-to-maturity	—	(759)
Purchase of securities available-for-sale	—	(21,340)
Proceeds from held-to-maturity securities maturing or called prior to maturity	32	51
Proceeds from sales and maturities of securities available-for-sale	60,498	21,000

Net cash provided by/(used in) investing activities	60,513	(1,241)

Cash flows from financing activities:
Dividends paid	(4,132)	(10,930)
Shares repurchased	(734)	(3,628)
Proceeds from exercise of stock options	54	5

Net cash used in financing activities	(4,812)	(14,553)

Increase in cash flows due to changes in foreign exchange rate	593	262

Net increase/(decrease) in cash and cash equivalents	51,458	(13,085)
Cash and cash equivalents – beginning of period	54,193	92,722

Cash and cash equivalents – end of period	$105,651	$79,637

Supplemental disclosure of cash flow information:
Cash paid for taxes	$339	$1,247

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
U.S. LISTED ETFs (in millions)
Beginning of period assets	$46,827	$44,398	$40,164
Inflows/(outflows)	(2,167)	306	(58)
Market appreciation/(depreciation)	(1,774)	2,123	1,834

End of period assets	$42,886	$46,827	$41,940

Average assets during the period	$45,618	$46,030	$41,292
Revenue days	90	92	90
Number of ETFs – end of the period	81	89	88
ETF Industry and Market Share (in billions)
ETF industry net inflows	$61.0	$137.7	$133.9
WisdomTree market share of industry inflows	n/a	0.2%	n/a
Average ETF advisory fee during the period
Alternative strategy ETFs	0.55%	0.55%	0.66%
Emerging markets equity ETFs	0.67%	0.69%	0.70%
International developed equity ETFs	0.55%	0.55%	0.56%
International hedged equity ETFs	0.53%	0.53%	0.53%
Currency ETFs	0.50%	0.50%	0.50%
Fixed income ETFs	0.33%	0.37%	0.42%
U.S. equity ETFs	0.35%	0.35%	0.35%

Blended total	0.49%	0.50%	0.50%

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	$932,953	$979,608	$626,280
Inflows/(outflows)	(134,316)	(102,453)	160,327
Market appreciation/(depreciation)	75,031	55,798	(12,120)

End of period assets	$873,668	$932,953	$774,487

Average assets during the period	$879,342	$933,975	$704,843
Average ETP advisory fee during the period	0.77%	0.77%	0.79%
Number of ETPs – end of the period	70	70	68

Total UCITS ETFs (in thousands)
Beginning of period assets	$871,202	$785,899	$398,015
Inflows/(outflows)	35,638	36,711	159,774
Market appreciation/(depreciation)	(42,983)	48,592	18,714

End of period assets	$863,857	$871,202	$576,503

Average assets during the period	$901,698	$830,637	$504,294
Average UCITS ETF advisory fee during the period	0.43%	0.44%	0.43%
Number of UCITS ETFs – end of the period	17	17	17

CANADIAN LISTED ETFs (in thousands)
Beginning of period assets	$305,476	$205,469	$68,618
Assets acquired	—	77,403	—
Inflows/(outflows)	50,766	15,034	(2)
Market appreciation/(depreciation)	(18,623)	7,570	4,311

End of period assets	$337,619	$305,476	$72,927

Average assets during the period	$324,990	$270,901	$71,234
Average ETF advisory fee during the period	0.39%	0.30%	0.46%
Number of ETFs – end of the period	12	12	6

Headcount – U.S. Business segment	157	162	163
Headcount – International segment	34	42	47

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•	Gross margin and gross margin percentage (U.S. Business segment). We disclose our gross margin and gross margin percentage for our U.S. Business segment separately from the start up stage of our international businesses (Europe and Canada) to allow investors to better understand and track the performance and operating efficiency of our core U.S. operations, which make up the vast majority of our operating and financial results. We disclose U.S. Business segment gross margin, which we define as U.S. advisory fees less U.S. fund management and administration expenses, and U.S. Business segment gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. Management tracks gross margin and gross margin percentage to analyze the profitability of our products.

•	Consolidated and U.S. Business segment operating results and pre-tax margin for the first quarter of 2018 excluding acquisition-related costs of $2.1 million (or $1.9 million after-tax) and for the fourth quarter of 2017 excluding acquisition-related costs of $4.8 million (or $4.5 million after-tax) and an after-tax charge of $0.4 million to remeasure our net DTAs in connection with tax reform. We exclude these costs when analyzing our results as they represent non-recurring charges which are not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
Gross Margin and Gross Margin Percentage (U.S. Business segment):	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Advisory fees	$55,518	$57,605	$51,026
Less: Fund management and administration	(8,973)	(9,247)	(8,327)

U.S. Gross margin	$46,545	$48,358	$42,699

U.S. Gross margin percentage	83.8%	83.9%	83.7%

	Three Months Ended
Adjusted Net Income and Diluted Earnings per Share (Consolidated):	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Net income, as reported	$9,424	$238	n/a
Add back: Acquisition-related costs, net of income taxes	1,851	4,540	n/a
Add back: Remeasurement of net deferred tax assets (tax reform)	—	411	n/a

Adjusted net income	$11,275	$5,189	n/a
Weighted average common shares - diluted	136,468	136,568	n/a

Adjusted net income per share - diluted	$0.08	$0.04	n/a

	Three Months Ended
Adjusted Pre-tax Margin (Consolidated):	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Total revenues	$59,605	$61,386	n/a

Income before income taxes	$13,922	$5,649	n/a
Add back: Acquisition-related costs, before income taxes	2,062	4,832	n/a

Adjusted income before income taxes	$15,984	$10,481	n/a

Adjusted pre-tax margin	26.8%	17.1%	n/a

	Three Months Ended
Adjusted Pre-tax Margin (U.S. Business Segment):	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Total revenues	$56,401	$58,144	n/a

Income before income taxes	$17,371	$8,824	n/a
Add back: Acquisition-related costs, before income taxes	1,197	4,832	n/a

Adjusted income before income taxes	$18,568	$13,656	n/a

Adjusted pre-tax margin	32.9%	23.5%	n/a